Exhibit 99.1

June 8, 2012

Dear McEwen Mining Shareholders,

Please find below the El Gallo Complex development update. Construction of Phase One nears completion and gold production is to commence in Third Quarter.

Key development highlights over the past two weeks are:

• Installation of heap leach liner well underway

• Diesel generators installed

• Crushers assembly nears completion

• Process plant assembly continues

• Pre-stripping at Samaniego pit continues

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update June 8, 2012 MCEWEN MINING

2 Heap leach pad expansion.

3 Heap leach pad expansion.

4 Preparing to weld heap leach pad liner.

5 Kiln after refurbishment.

6 Foundation and diesel generators for crushers.

7 Installation of diesel generators for the process plant.

8 Second and third stage crushers assembled.

9 Conveyors installation for the crushers.

10 Assembly of the crushers nears completion.

11 Process plant assembly.

12 Process plant assembly.

13 Assay lab expansion.

14 Blast hole drilling within the Samaniego open pit.

15 Pre-stripping continues at the Samaniego open pit.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 x 410 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING